CONSENT

     I, Sheila Corvino, hereby consent to the use of my opinion dated September 20, 2000 and my name under the caption "Legal Matters" in the amended SB-2 Registration Statement and prospectus, and any subequent amendments thereto, of Britannia Capital Corp. to be filed with the Securities and Exchange Commission.

                                             /s/Sheila G. Corvino
                                             -----------------
                                              Sheila G. Corvino

Dated: September 20, 2000